UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): February 11, 2008

EMVELCO CORP.
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1061 ½ N. Spaulding Avenue, Los Angeles, CA 90046
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (323) 822-1750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 11, 2008, Emvelco Corp. (the “Company”) received a decision letter from The NASDAQ Stock Market LLC (“NASDAQ”) informing the Company that it has regained compliance with Marketplace Rule 5310(c)(4). The Staff letter noted that the closing bid price of the Company’s common stock has been at $1.00 per share or greater for at least 10 consecutive business days.

As the Company disclosed in its Form 8-K filed on November 6, 2007, the Company received a NASDAQ Staff Determination on November 1, 2007 (the “Determination”) indicating that the Company had failed to comply with the requirement for continued listing set forth in Marketplace Rule 4310(c)(4) requiring the Company to maintain a minimum bid price of $1.00 and that its securities are, therefore, subject to delisting from the NASDAQ Capital Market if it did not regain compliance by April 29, 2008. Since the Company has regained compliance, the matter is now closed.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMVELCO CORP.

By:	/s/ YOSSI ATTIA
Name: Yossi Attia
Title: Chief Executive Officer

Date:	February 14, 2008
Los Angeles, California